Exhibit 99.1

Broadwind Energy Appoints Persio Lisboa and

Cary Wood to Board

Cicero, Ill., May 19, 2016 —  Broadwind Energy, Inc. (NASDAQ: BWEN) today announced that Persio V. Lisboa, 50, and Cary B. Wood, 49, have been appointed to the Company’s Board of Directors, effective May 18.

“Persio and Cary bring a wealth of industrial operations and business expertise to our Board, and we are pleased to announce the addition of these two outstanding leaders,” said Dave Reiland, Broadwind Chairman.

Persio Lisboa is President, Operations of Navistar, Inc. (NYSE:NAV), a leading manufacturer of commercial trucks, buses, defense vehicles and engines, a role he has held since November 2014. In this role, Lisboa has been responsible for global manufacturing, research and development, procurement and supply chain operations for Navistar. In his role, Lisboa has restructured the manufacturing footprint and processes to improve productivity and margins, boosted product quality and restructured the product development program with a focus on new product launches. He joined Navistar in 1986, and has held various management positions of increasing operations and supply chain responsibility within Navistar’s North American and South American operations. Mr. Lisboa began his career with Maxion International Motores Brasil, after receiving a Bachelor of Science degree in Business Administration with a Marketing specialization from Pontificia Universidade Catolica (PUC) de Sao Paulo.

Cary Wood served as President and Chief Executive Officer of Sparton Corporation (NYSE: SPA) from 2008 to 2016. Sparton is a provider of complex electronics for a broad range of medical, avionics, industrial and defense product sectors. During Wood’s tenure, Sparton’s revenue nearly doubled through a combination of organic growth and a series of acquisitions. Over that time, the company expanded its profitability consistently. Wood deployed corporate-wide lean enterprise and quality strategy programs to drive continuous improvement and operational efficiency, improving shareholder returns. Prior to Sparton, Mr. Wood held various roles of increasing responsibility, including interim Chief Executive Officer and Chief Operating Officer, for Citation Corporation (now known as Grede Holdings, LLC). Mr. Wood began his career with General Motors Corporation, followed by a move to United Technologies Corporation. Mr. Wood received a Bachelor of Science degree in Technology from Purdue University, a Master of Science degree in Industrial Operations from Lawrence Tech University, and a Master of Business Administration degree in Finance from Loyola University-Chicago. Mr. Wood recently joined the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), a designer, manufacturer and marketer of resistive foil technology, sensors, and sensor-based systems to niche, industrial applications.

Broadwind Interim CEO Stephanie Kushner stated, “Persio’s extensive operational, supply chain and logistics experience will be an invaluable asset to Broadwind. Cary’s broad experience in executive management, operations, corporate turn-arounds, and corporate growth strategies will strengthen our ability to execute on our business strategies. I am delighted they are joining Broadwind.”

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward looking statements”, as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our restructuring efforts, including estimated costs and saving opportunities; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com